SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                Current Report Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934

                                December 8, 1999
                Date of Report (Date of earliest event reported)

                             FIDELITY HOLDINGS, INC.
             (Exact name of registrant as specified in its charter)

     Nevada                         000-29182                    11-3292094
(State or other                    (Commission                 (IRS Employer
 jurisdiction                    of File Number)             Identification No.)
 incorporation)

                  80-02 Kew Gardens Road, Kew Gardens, NY 11415
               (Address of principal executive offices) (Zip Code)

       (Registrant's telephone number, including area code): 718/520-6500

                           PART II. OTHER INFORMATION

Item 5. OTHER EVENTS

On June 24, 1999, Fidelity Holdings, Inc. (the "Company") entered into an agreement with three investors, pursuant to which the Company has the right or obligation to sell, under certain circumstances, in a series of private placement transactions, up to $20.0 million of the Company's common stock (the "Common Stock") and warrants in three tranches. Pursuant to a Securities Purchase Agreement (the "Agreement") dated December 8, 1999 (the "Closing Date"), a portion representing three-sevenths of the second tranche closed on the Closing Date and the Company sold an aggregate of 176,472 shares of common stock for an aggregate of $3,000,000 or $17 per share. Shares issued upon closing of subsequent tranches, if any, will be priced at 105% of the average closing bid price of the Common Stock for the five trading days preceding the applicable closing date.

Under the terms of the Agreement and the adjustable warrant issued in connection with the Agreement, the purchasers will be entitled to acquire additional shares exercisable at $.01 per share, pursuant to a "reset" formula which takes into account the market price of the Common Stock at future dates, commencing 40 trading days after the date on which the purchasers may resell the shares pursuant to a registration statement (the "Effectiveness Date"). There are three reset periods for the adjustable warrant issued in connection with each tranche, covering 34%, 33% and 33%, respectively of the number of shares issued on the applicable tranche closing date. The first reset period is 40 trading days after the effective date of a registration statement to be filed in connection with that tranche. The second reset period is the 40 trading days beginning after the end of the first reset period. The third reset period is 40 trading days beginning after the end of the second reset period. The number of shares to be issued during each reset period is calculated by (a) multiplying the number of shares subject to price adjustment by (b) an amount equal to 115% of the applicable tranche purchase price less the reset price and dividing the result by the reset price. For each reset period, the reset price is the average of the lowest ten trading days' closing bid prices during the preceding 40 trading-day period. In the event that the reset price for any reset period is less than $11.125 per share (the "Floor Price") the adjustable warrant will vest with respect to shares up to the floor price (the "Initial Shares") and with respect to shares whose vesting would exceed the number of Initial Shares, the Company will have the option of paying cash in lieu of issuing such Initial Shares at the amount equal to the difference between the reset price and $11.125. The adjustable warrants will cease to vest in the event that, after the Effectiveness Date, the average market price of the Common Stock exceeds $25.50 over a specified period and under certain conditions.

The Company and the purchasers have agreed that in the event an adjustment to the number of shares of Common Stock issuable under any adjustable warrants should result in the issuance of an amount that would exceed 19.999% of the Common Stock outstanding on the closing date of a particular tranche, the Company would, at the purchasers' option, either seek shareholder approval for the issuance of such additional shares or make a cash payment to the purchasers pursuant to a formula, which would result in the issuance of an aggregate of less than 20% of the outstanding Common Stock.

The purchasers have agreed that, until the expiration of the final reset period in connection with the adjustable warrants, they will not enter into certain short sales of the Common Stock. These restrictions are set forth in the Agreement attached as an exhibit to this report.


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

In addition, the Company issued warrants to the purchasers enabling them to purchase up to an aggregate of 176,472 shares of common stock at a purchase price of $17.25 per share, exercisable for a five-year period.

If specified closing conditions are satisfied, the Company and the purchasers will be entitled, at either of their election, with respect to the balance of tranche two, and upon satisfaction of certain milestones to be established with respect to tranche three, to effect tranche two and three investments during applicable periods ending 100 trading days after the expiration date for adjustable warrants issued in the preceding tranche. The amount of the investment in the balance of tranche two would be $4 million and of tranche three would be $7 million. The closing conditions applicable to the second and third tranches include, among other things, that the registration statement required to be filed by the Company with the Securities and Exchange Commission in connection with each previous tranche has been declared effective and remained effective prior to the closing of such tranche and (i) that the average daily trading volume and per share market value of the Common Stock on the Nasdaq Stock Market has met certain thresholds for the 10 trading days preceding the applicable tranche closing date and (ii) solely with respect to the third tranche, that certain milestones to be determined by the purchasers have been satisfied by the Company.

The Company has entered into a Registration Rights Agreement with the purchasers requiring the Company to register shares purchased by the purchasers pursuant to the Agreement under the Securities Act of 1933, as amended, as well as the shares issuable pursuant to the exercise of the warrants issued to the purchasers. The Registration Rights Agreement contains provisions for the payment of certain liquidated damages by the Company in the event of failure to comply with certain of its terms.

The Company has agreed to pay legal expenses of the purchasers incurred in connection with the private placement, not to exceed $20,000. A finder's fee of up to 5% of the purchase price, payable 2% in cash and 3% in Common Stock is being paid to International Securities Corporation in connection with the transaction. The sale was effected to the purchasers in reliance upon exemptions provided under Section 4(2) of the Securities Act of 1933, as amended, and Regulation D and Rule 506 promulgated thereunder.

The Company has granted a right of first refusal in favor of the purchasers with respect to below-market, non-public issuances of its securities during the period which commenced on December 8, 1999 and ending 180 days after the Effectiveness Date. Securities not subject to the right of first refusal include securities issued under the Company's stock option plans, shares issued upon exercise of currently outstanding warrants and securities issued in connection with strategic transactions involving the Company or in connection with certain commercial financings. The right of first refusal shall expire with respect to any purchaser who ceases to own at least 20% of the Common Stock issued on December 8, 1999 and the Common Stock issuable upon exercise of the warrants purchased by it.

      Use of Proceeds

The Company is using the net proceeds from the Offering primarily for developmental activities in its telecommunications and plastics divisions, and also for working capital purposes of the Company and its subsidiaries, including possible acquisitions.


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

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits

      (C) Exhibits

            The following exhibits, from which schedules and exhibits have been omitted and will be furnished to the Commission upon its request, are filed with this report on Form 8-K.

4.16        -- Form of Closing Warrant

4.17        -- Form of Adjustable Warrant

10.66 -- Securities Purchase Agreement dated as of December 8,1999, by and among Fidelity Holdings, Inc. and Strong River Investments, Inc., Montrose Investments Ltd. and Augusta Street LLC.

10.67 -- Registration Rights Agreement dated as of December 8,1999, by and among Fidelity Holdings, Inc. and Strong River Investments, Inc., Montrose Investments Ltd. and Augusta Street LLC.

                                    SIGNATURE

            Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                          FIDELITY HOLDINGS, INC.
                                          (Registrant)


                                          /s/ Doron Cohen
                                          ----------------------
                                          Doron Cohen, President

Dated: December 9, 1999


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